UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 24, 2008

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (203) 929-8810

  Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On December 24, 2008, TranSwitch Corporation (the “Company”), entered into an agreement with certain holders of the Company’s 5.45% Convertible Notes due 2010 (the “Notes”) to purchase $15.0 million aggregate principal amount of its Notes for $9.9 million in cash, plus accrued and unpaid interest.  Such holders are not affiliates of the Company.  On December 29, 2008, the Company issued a press release announcing such repurchase.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release, dated December 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

December 29, 2008	By:	/s/ Robert A. Bosi
Name: Robert A. Bosi
Title: Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated December 29, 2008.